 Exhibit 99.1

ICON INCOME FUND

NINE, LLC

PORTFOLIO OVERVIEW

FIRST QUARTER

2012

Letter from the CEOs                                                                                                                                        As of July 6, 2012

Dear investor in ICON Income Fund Nine, LLC:

We write to briefly summarize our activity for the first quarter ended March 31, 2012.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual and current reports are available in the Investor Relations section of our website, www.iconinvestments.com.

As of March 31, 2012, Fund Nine was in its liquidation period. During the liquidation period, distributions generated from net rental income and proceeds from equipment sales generally fluctuate as remaining leases come to maturity or equipment is sold. During the first quarter of 2012, we made distributions in the amount of $707,460.

In the first quarter of 2012, we re-leased the two Airbus A340-313X aircraft (B-HXO and B-HXN) that were previously on lease to Cathay Pacific Airways Limited to Aerolineas Argentinas S.A.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the investments noted above as well as more information regarding Fund Nine’s operations to date. As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

ICON Income Fund Nine, LLC

First Quarter 2012 Portfolio Overview

We are pleased to present ICON Income Fund Nine, LLC’s (the “Fund”) Portfolio Overview for the first quarter of 2012.  References to “we,” “us,” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised approximately $100,000,000 commencing with our initial offering on November 26, 2001 through the closing of the offering on April 30, 2003.

On May 1, 2008, we entered our liquidation period, which is expected to continue for more several years.  During the liquidation period, we began the gradual, orderly termination of the Fund’s operations and affairs, and liquidation or disposition of its equipment, leases and financing transactions.

Additionally, during the liquidation period, you will receive distributions that are generated from net rental income or equipment sales when realized.  In some months, the distribution may be larger, in some months the distribution may be smaller, and in some months there may not be any distribution.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of March 31, 2012, our portfolio consisted of the following investments:

•
Thirteen Great Dane refrigeration trailers subject to lease with Conwell Corporation.  The equipment was purchased for approximately $1,962,000.  The lease expired in April 2010 and continued on a month-to-month basis through February 2012. During the term of this investment and through March 31, 2012, we collected approximately $2,538,000 in rental and sale proceeds.

•
Two Airbus A340-313X aircraft (B-HXO and B-HXN) leased to Aerolineas Argentinas S.A. (“Aerolineas”).  We own all of the interests in the entity that owns B-HXO.  We, through a joint venture owned 50% by us, own B-HXN. The combined purchase price of the interests in both aircraft was approximately $106,333,000, comprised of approximately $6,403,000 in cash and non-recourse loans in the aggregate amount of approximately $99,930,000.  B-HXO was subject to a lease with Cathay Pacific Airways Limited (“Cathay”) that expired on December 1, 2011 and B-HXN was subject to a lease with Cathay that expired on July 1, 2011. In the first quarter of 2012, B-HXO and B-HXN were each re-leased to Aerolineas for a period of seventy-three months.

•
Three roll-on-roll-off vehicle transportation vessels bareboat chartered to Wilhelmsen Lines Shipowning AS.  We purchased the Trianon, the Trinidad and the Tancred for the aggregate amount of approximately $74,020,000, comprised of approximately $9,690,000 in cash and a non-recourse loan in the amount of approximately $64,330,000.  The bareboat charters for all three vessels were extended through December 2013.  In connection with the bareboat charter extensions, the outstanding debt attributable to each vessel was refinanced, thereby allowing us to generate additional free cash over the remaining term and to realize approximately $22,000,000 in cash proceeds at closing of the refinance.

Transactions with Related Parties

Our Manager performs certain services relating to the management of our equipment leasing and financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements were costs incurred by our Manager or its affiliates that were necessary to our operations.  These costs included our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that were charged to us based upon the percentage of time such personnel dedicated to us.  Excluded were salaries and related costs, office rent, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Manager.

Although our Manager continues to provide the services described above, in 2008, our Manager waived its right to future management fees and administrative expense reimbursements.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amount of $7,075 for the three months ended March 31, 2012. Additionally, our Manager’s interest in our net loss was $7,134 for the three months ended March 31, 2012.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets
	March 31,
	2012	December 31,
	(unaudited)	2011
Current assets:
Cash and cash equivalents	$1,522,131	$1,715,911
Current portion of net investment in finance leases	6,907,910	6,619,888
Equipment held for sale	86,012	-
Other current assets	577,679	400,981

Total current assets	9,093,732	8,736,780

Non-current assets:
Net investment in finance leases, less current portion	3,921,128	5,759,946
Leased equipment at cost (less accumulated depreciation of
$14,733,848 and $15,807,492, respectively)	33,719,332	34,491,282
Other non-current assets, net	395,774	66,667

Total non-current assets	38,036,234	40,317,895

Total Assets	$47,129,966	$49,054,675

Liabilities and Members' Equity

Current liabilities:
Current portion of non-recourse long-term debt	$29,128,816	$28,279,720
Interest rate swap contracts	437,931	548,169
Accrued expenses and other current liabilities	1,672,908	1,224,223

Total current liabilities	31,239,655	30,052,112

Non-current liabilities:
Non-recourse long-term debt, less current portion	3,600,000	5,400,000

Total Liabilities	34,839,655	35,452,112

Commitments and contingencies

Members' Equity:
Additional Members	13,448,753	14,855,432
Manager	(733,758)	(719,549)
Accumulated other comprehensive loss	(424,684)	(533,320)

Total Members' Equity	12,290,311	13,602,563

Total Liabilities and Members' Equity	$47,129,966	$49,054,675

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations and Comprehensive Loss
(unaudited)

	Three Months Ended March 31,
	2012	2011
Revenue:
Rental income	$893,637	$2,674,362
Finance income	529,705	772,612
Income from investments in joint ventures	-	37,706
Net gain (loss) on sales of equipment	43,212	(2,960)
Interest and other income	140	13,797

Total revenue	1,466,694	3,495,517

Expenses:
General and administrative	220,049	202,110
Repair and maintenance	769,696	-
Interest	594,331	843,066
Depreciation and amortization	472,765	1,319,181
Impairment loss	-	11,279,403
Other operating expenses	123,281	-

Total expenses	2,180,122	13,643,760

Net loss	$(713,428)	$(10,148,243)

Net loss allocable to:
Additional Members	$(706,294)	$(10,046,761)
Manager	(7,134)	(101,482)

	$(713,428)	$(10,148,243)

Comprehensive loss:
Net loss	$(713,428)	$(10,148,243)
Change in valuation of interest rate swap contracts	108,636	246,452

Total comprehensive loss	$(604,792)	$(9,901,791)

Weighted average number of additional shares
of limited liability company interests outstanding	97,955	97,955

Net loss per weighted average additional share
of limited liability company interests outstanding	$(7.21)	$(102.57)

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statement of Changes in Members' Equity

	Additional Member Shares	Additional Members	Manager	Accumulated Other Comprehensive Loss	Total Members' Equity
Balance, December 31, 2011	97,955	$14,855,432	$(719,549)	$(533,320)	$13,602,563

Net loss	-	(706,294)	(7,134)	-	(713,428)
Change in valuation of interest rate swap contracts	-	-	-	108,636	108,636
Cash distributions	-	(700,385)	(7,075)	-	(707,460)

Balance, March 31, 2012 (unaudited)	97,955	$13,448,753	$(733,758)	$(424,684)	$12,290,311

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(713,428)	$(10,148,243)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	-	(1,993,000)
Finance income	(529,705)	(772,612)
Income from investments in joint ventures	-	(37,706)
Net (gain) loss on sale of equipment	(43,212)	2,960
Depreciation and amortization	472,765	1,319,181
Interest expense on non-recourse financing paid directly to lenders by lessees	189,013	661,918
Interest expense from amortization of debt financing costs	6,214	31,009
Impairment loss	-	11,279,403
Paid-in-kind interest	399,096	-
Changes in operating assets and liabilities:
Collection of finance leases	538,854	446,190
Other assets, net	(374,749)	-
Deferred revenue	-	(611,808)
Accrued expenses and other current liabilities	501,757	1,023,844

Net cash provided by operating activities	446,605	1,201,136

Cash flows from investing activities:
Proceeds from sales of equipment	67,075	7,770

Net cash provided by investing activities	67,075	7,770

Cash flows from financing activities:
Cash distributions to members	(707,460)	(404,030)

Net cash used in financing activities	(707,460)	(404,030)

Net (decrease) increase in cash and cash equivalents	(193,780)	804,876

Cash and cash equivalents, beginning of the period	1,715,911	929,220

Cash and cash equivalents, end of the period	$1,522,131	$1,734,096

(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2012	2011
Supplemental disclosure of non-cash investing and financing activities:
Principal and interest on non-recourse long-term debt paid directly to lenders by lessees	$1,541,646	$3,627,310
Reclassification of leased equipment at cost to equipment held for sale	$86,012	$-
Proceeds from sale of leased equipment not yet collected	$192,959	$-

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconinvestments.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.